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                                                                    EXHIBIT 21.1

     The following sets forth all of the direct and indirect subsidiaries of Omega Cabinets, Ltd. If indented, the corporation is a wholly-owned subsidiary of the corporation under which it is listed.

                                                           JURISDICTION
SUBSIDIARIES OF THE REGISTRANT                           OF INCORPORATION
------------------------------                           ----------------

Omega Kitchen Craft Holdings Corp.                       Delaware

     Omega Kitchen Craft of Canada Ltd.(1)               Canada

        Kitchen Craft Cabinetry Ltd.                     Canada

     Omega Kitchen Craft U.S. Corp.                      Delaware

        Bulrad Illinois, Inc.                            Illinois

Panther Transport, Inc.                                  Iowa


(1) Omega Kitchen Craft Holdings Corp. owns 100% of the Class A Common Stock. Omega Kitchen Craft Holdings Corp. does not own any of the Class B Common Stock.